UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 28, 2005

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction)	0-26509 (Commission File Number)	65-0601272 (I.R.S. Employer of Incorporation Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of principal executive offices)

Registrant’s telephone number, including area code: (865) 690-6900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2005, National Coal Corp. commenced a private offering of $80 million of debt securities. The purpose of the offering is to repay existing indebtedness and for general corporate purposes. The offered debt securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL COAL CORP.

By:	/s/ Jon E. Nix
Jon E. Nix Chief Executive Officer

DATE: November 28, 2005